Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
First Quarter 2025

W. P. CAREY

Investing for the Long Run®

Carey
Forward

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
U.S.	United States
ABR	Contractual minimum annualized base rent
ASC	Accounting Standards Codification
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
TIBOR	Tokyo Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – First Quarter 2025

W. P. Carey Inc.
Overview – First Quarter 2025

Summary Metrics
As of or for the three months ended March 31, 2025.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)		$409,858
Net income attributable to W. P. Carey ($000s)		125,824
Net income attributable to W. P. Carey per diluted share		0.57
Normalized pro rata cash NOI ($000s) (a) (b)		352,072
Adjusted EBITDA ($000s) (a) (b)		335,499
AFFO attributable to W. P. Carey ($000s) (a) (b)		257,820
AFFO attributable to W. P. Carey per diluted share (a) (b)		1.17

Dividends declared per share – current quarter		0.890
Dividends declared per share – current quarter annualized		3.560
Dividend yield – annualized, based on quarter end share price of $63.11		5.6%
Dividend payout ratio – for the three months ended March 31, 2025 (c)		76.1%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $63.11 ($000s)		$13,819,559
Pro rata net debt ($000s) (d)		7,833,309
Enterprise value ($000s)		21,652,868

Total consolidated debt ($000s)		7,866,302
Gross assets ($000s) (e)		19,201,044
Liquidity ($000s) (f)		1,977,784

Pro rata net debt to enterprise value (b)		36.2%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)		5.8x
Total consolidated debt to gross assets		41.0%
Total consolidated secured debt to gross assets		1.7%
Cash interest expense coverage ratio (a) (b)		5.1x

Weighted-average interest rate – for the three months ended March 31, 2025 (b)		3.2%
Weighted-average interest rate – as of March 31, 2025 (b)		3.1%
Weighted-average debt maturity (years) (b)		4.9

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)		$1,399,283
ABR – unencumbered portfolio (% / $000s) (g) (h)	95.9% /	$1,341,837
Number of net-leased properties		1,614
Number of operating properties (i)		84
Number of tenants – net-leased properties		366

ABR from top ten tenants as a % of total ABR – net-leased properties		19.2%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)		23.9%
Contractual same-store growth (k)		2.4%

Net-leased properties – square footage (millions)		176.7

Occupancy – net-leased properties		98.3%
Weighted-average lease term (years)		12.3

Investment volume – current quarter ($000s)		$275,144
Dispositions – current quarter ($000s)		129,832

Maximum commitment for capital investments and commitments expected to be completed during 2025 ($000s)		117,102
________

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W. P. Carey Inc.
Overview – First Quarter 2025

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $980.1 million and above-market rent intangible assets of $493.5 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit) and (ii) consolidated cash and cash equivalents.
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 78 self-storage properties, four hotels and two student housing properties.
(j)Percentage of portfolio is based on ABR, as of March 31, 2025. Includes tenants or guarantors with investment grade ratings (16.4%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.5%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same-Store Analysis section for a description of contractual same-store growth.

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W. P. Carey Inc.
Overview – First Quarter 2025

Components of Net Asset Value
In thousands.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Mar. 31, 2025
Net lease properties	$335,492
Self-storage and other operating properties (c)	16,580
Total normalized pro rata cash NOI (a) (b)	$352,072

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Mar. 31, 2025
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$217,680
Cash and cash equivalents	187,809
Las Vegas retail complex construction loan (e)	243,884
Other secured loans receivable, net	32,663
Other assets, net:
Straight-line rent adjustments	$405,874
Investment in shares of Lineage (a cold storage REIT) (f)	270,848
Deferred charges	76,068
Taxes receivable	50,506
Office lease right-of-use assets, net	50,438
Non-rent tenant and other receivables	35,385
Restricted cash, including escrow	29,820
Deferred income taxes	20,997
Prepaid expenses	19,526
Leasehold improvements, furniture and fixtures	11,989
Securities and derivatives	10,768
Rent receivables (g)	1,852
Due from affiliates	1,012
Other	15,592
Total other assets, net	$1,000,675

Liabilities
Total pro rata debt outstanding (b) (h)	$8,021,118
Dividends payable	199,160
Deferred income taxes	154,888
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses	$174,595
Prepaid and deferred rents	157,043
Operating lease liabilities	144,880
Tenant security deposits	41,719
Accrued taxes payable	41,090
Securities and derivatives	2,293
Other	43,998
Total accounts payable, accrued expenses and other liabilities	$605,618
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include four hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Our investment in 5,546,547 shares of Lineage is valued on the balance sheet using the closing share price at the end of each quarter, net of an estimated sponsor promote.

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W. P. Carey Inc.
Overview – First Quarter 2025

(g)Comprised of rent receivables that were substantially collected as of the date of this report.
(h)Excludes unamortized discount, net totaling $41.4 million and unamortized deferred financing costs totaling $30.3 million as of March 31, 2025.

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W. P. Carey Inc.
Financial Results
First Quarter 2025

Investing for the Long Run® | 5

W. P. Carey Inc.
Financial Results – First Quarter 2025

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Revenues
Real Estate:
Lease revenues	$353,768	$351,394	$334,039	$324,104	$322,251
Income from finance leases and loans receivable	17,458	16,796	15,712	14,961	25,793
Operating property revenues	33,094	34,132	37,323	38,715	36,643
Other lease-related income	3,121	1,329	7,701	9,149	2,155
	407,441	403,651	394,775	386,929	386,842
Investment Management:
Asset management revenue	1,350	1,461	1,557	1,686	1,893
Other advisory income and reimbursements	1,067	1,053	1,051	1,057	1,063
	2,417	2,514	2,608	2,743	2,956
	409,858	406,165	397,383	389,672	389,798
Operating Expenses
Depreciation and amortization	129,607	115,770	115,705	137,481	118,768
General and administrative	26,967	24,254	22,679	24,168	27,868
Reimbursable tenant costs	17,092	15,661	13,337	14,004	12,973
Operating property expenses	16,544	16,586	17,765	18,565	17,950
Property expenses, excluding reimbursable tenant costs	11,706	12,580	10,993	13,931	12,173
Stock-based compensation expense	9,148	9,667	13,468	8,903	8,856
Impairment charges — real estate	6,854	27,843	—	15,752	—
Merger and other expenses (a)	556	(484)	283	206	4,452
	218,474	221,877	194,230	233,010	203,040
Other Income and Expenses
Interest expense	(68,804)	(70,883)	(72,526)	(65,307)	(68,651)
Gain on sale of real estate, net	43,777	4,480	15,534	39,363	15,445
Other gains and (losses) (b)	(42,197)	(77,224)	(77,107)	2,504	13,839
Non-operating income (c)	7,910	13,847	13,669	9,215	15,505
Earnings from equity method investments	5,378	302	6,124	6,636	4,864
Gain on change in control of interests (d)	—	—	31,849	—	—
	(53,936)	(129,478)	(82,457)	(7,589)	(18,998)
Income before income taxes	137,448	54,810	120,696	149,073	167,760
Provision for income taxes	(11,632)	(7,772)	(9,044)	(6,219)	(8,674)
Net Income	125,816	47,038	111,652	142,854	159,086
Net loss (income) attributable to noncontrolling interests	8	(15)	46	41	137
Net Income Attributable to W. P. Carey	$125,824	$47,023	$111,698	$142,895	$159,223

Basic Earnings Per Share	$0.57	$0.21	$0.51	$0.65	$0.72
Diluted Earnings Per Share	$0.57	$0.21	$0.51	$0.65	$0.72
Weighted-Average Shares Outstanding
Basic	220,401,156	220,223,239	220,221,366	220,195,910	220,031,597
Diluted	220,720,310	220,577,900	220,404,149	220,214,118	220,129,870

Dividends Declared Per Share	$0.890	$0.880	$0.875	$0.870	$0.865
________
(a)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.
(b)Amount for the three months ended March 31, 2025 is primarily comprised of net losses on foreign currency exchange rate movements of $27.9 million and a non-cash allowance for credit losses of $12.3 million.
(c)Amount for the three months ended March 31, 2025 is comprised of a dividend of $2.8 million from our investment in shares of Lineage, interest income on deposits of $2.6 million and realized gains on foreign currency exchange derivatives of $2.6 million.
(d)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.

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W. P. Carey Inc.
Financial Results – First Quarter 2025

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Net income attributable to W. P. Carey	$125,824	$47,023	$111,698	$142,895	$159,223
Adjustments:
Depreciation and amortization of real property	128,937	115,107	115,028	136,840	118,113
Gain on sale of real estate, net	(43,777)	(4,480)	(15,534)	(39,363)	(15,445)
Impairment charges — real estate	6,854	27,843	—	15,752	—
Gain on change in control of interests (a)	—	—	(31,849)	—	—
Proportionate share of adjustments to earnings from equity method investments (b)	1,643	2,879	3,028	3,015	2,949
Proportionate share of adjustments for noncontrolling interests (c)	(78)	(79)	(96)	(101)	(103)
Total adjustments	93,579	141,270	70,577	116,143	105,514
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	219,403	188,293	182,275	259,038	264,737
Adjustments:
Other (gains) and losses (e)	42,197	77,224	77,107	(2,504)	(13,839)
Straight-line and other leasing and financing adjustments	(19,033)	(24,849)	(21,187)	(15,310)	(19,553)
Stock-based compensation	9,148	9,667	13,468	8,903	8,856
Amortization of deferred financing costs	4,782	4,851	4,851	4,555	4,588
Above- and below-market rent intangible lease amortization, net	1,123	10,047	6,263	5,766	4,068
Tax (benefit) expense – deferred and other	(782)	96	(1,576)	(1,392)	(1,373)
Other amortization and non-cash items	560	557	587	580	579
Merger and other expenses (f)	556	(484)	283	206	4,452
Proportionate share of adjustments to earnings from equity method investments (b)	(86)	2,266	(2,632)	(2,646)	(519)
Proportionate share of adjustments for noncontrolling interests (c)	(48)	(62)	(91)	(97)	(104)
Total adjustments	38,417	79,313	77,073	(1,939)	(12,845)
AFFO Attributable to W. P. Carey (d)	$257,820	$267,606	$259,348	$257,099	$251,892

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$219,403	$188,293	$182,275	$259,038	$264,737
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$0.99	$0.85	$0.83	$1.18	$1.20
AFFO attributable to W. P. Carey (d)	$257,820	$267,606	$259,348	$257,099	$251,892
AFFO attributable to W. P. Carey per diluted share (d)	$1.17	$1.21	$1.18	$1.17	$1.14
Diluted weighted-average shares outstanding	220,720,310	220,577,900	220,404,149	220,214,118	220,129,870
________
(a)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended March 31, 2025 is primarily comprised of net losses on foreign currency exchange rate movements of $27.9 million and a non-cash allowance for credit losses of $12.3 million.
(f)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.

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W. P. Carey Inc.
Financial Results – First Quarter 2025

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended March 31, 2025.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,672	$(243)	$(18,523)	(c)
Income from finance leases and loans receivable	33	—	562
Operating property revenues	—		—
Other lease-related income	59	—	—

Investment Management:
Asset management revenue	—	—	—
Other advisory income and reimbursements	—	—	—

Operating Expenses
Depreciation and amortization	1,463	(78)	(130,420)	(d)
General and administrative	—	—	—
Reimbursable tenant costs	436	(56)	—
Operating property expenses	—	—	(30)	(e)
Property expenses, excluding reimbursable tenant costs	197	(13)	(437)	(e)
Stock-based compensation expense	—	—	(9,148)	(e)
Impairment charges — real estate	—	—	(6,854)	(e)
Merger and other expenses	—	—	(556)

Other Income and Expenses
Interest expense	(800)	57	4,813	(f)
Gain on sale of real estate, net	—	—	(43,777)
Other gains and (losses)	19	41	42,137	(g)
Non-operating income	65	(1)	—
Earnings from equity method investments	(1,714)	—	(133)	(h)

Provision for income taxes	(238)	—	(528)	(i)
Net loss attributable to noncontrolling interests	—	(1)	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $1.1 million and the elimination of non-cash amounts related to straight-line rent and other of $19.6 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Primarily represents eliminations of gains (losses) on extinguishment of debt, the mark-to-market fair value of equity securities, foreign currency exchange rate movements and changes in the non-cash allowance for credit losses on loans receivable and finance leases.
(h)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(i)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – First Quarter 2025

Capital Expenditures
In thousands. For the three months ended March 31, 2025.

Turnover Costs (a)
Tenant improvements	$915
Leasing costs	1,632
Total Tenant Improvements and Leasing Costs	2,547
Property improvements — net-lease properties	285
Property improvements — operating properties	232
Total Turnover Costs	$3,064

Maintenance Capital Expenditures
Net-lease properties	$2,094
Operating properties	634
Total Maintenance Capital Expenditures	$2,728
________
(a)Turnover costs include the estimated landlord obligations in connection with the signing of a lease and exclude costs related to a first generation lease (for example, redevelopments and other capital commitments), which are included in the Investment Activity – Capital Investments and Commitments section.

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W. P. Carey Inc.
Balance Sheets and Capitalization
First Quarter 2025

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W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2025

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	March 31, 2025	December 31, 2024
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,114,194	$12,842,869
Land, buildings and improvements — operating properties	1,202,920	1,198,676
Net investments in finance leases and loans receivable	866,949	798,259
In-place lease intangible assets and other	2,338,805	2,297,572
Above-market rent intangible assets	671,887	665,495
Investments in real estate	18,194,755	17,802,871
Accumulated depreciation and amortization (a)	(3,367,408)	(3,222,396)
Assets held for sale, net	12,139	—
Net investments in real estate	14,839,486	14,580,475
Equity method investments	304,838	301,115
Cash and cash equivalents	187,809	640,373
Other assets, net	1,000,675	1,045,218
Goodwill	974,497	967,843
Total assets	$17,307,305	$17,535,024

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,211,918	$6,505,907
Unsecured term loans, net	1,113,910	1,075,826
Unsecured revolving credit facility	205,129	55,448
Non-recourse mortgages, net	335,345	401,821
Debt, net	7,866,302	8,039,002
Accounts payable, accrued expenses and other liabilities	605,618	596,994
Below-market rent and other intangible liabilities, net	114,414	119,831
Deferred income taxes	154,888	147,461
Dividends payable	199,160	197,612
Total liabilities	8,940,382	9,100,900

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,975,748 and 218,848,844 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,792,420	11,805,179
Distributions in excess of accumulated earnings	(3,276,497)	(3,203,974)
Deferred compensation obligation	96,952	78,503
Accumulated other comprehensive loss	(250,731)	(250,232)
Total stockholders' equity	8,362,363	8,429,695
Noncontrolling interests	4,560	4,429
Total equity	8,366,923	8,434,124
Total liabilities and equity	$17,307,305	$17,535,024
________
(a)Includes $1.9 billion and $1.8 billion of accumulated depreciation on buildings and improvements as of March 31, 2025 and December 31, 2024, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of March 31, 2025 and December 31, 2024, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2025

Capitalization
In thousands, except share and per share amounts. As of March 31, 2025.

Description	Shares	Share Price	Market Value
Equity
Common equity	218,975,748	$63.11	$13,819,559
Preferred equity			—
Total Equity Market Capitalization			13,819,559

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			422,722
Unsecured term loans (due February 14, 2028)			582,079
Unsecured term loan (due April 24, 2029)			540,750
Unsecured revolving credit facility (due February 14, 2029)			205,129
Senior unsecured notes:
Due April 9, 2026 (EUR)			540,750
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			540,750
Due April 15, 2028 (EUR)			540,750
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			162,225
Due June 1, 2030 (EUR)			567,788
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due July 23, 2032 (EUR)			702,975
Due September 28, 2032 (EUR)			216,300
Due April 1, 2033 (USD)			425,000
Due June 30, 2034 (USD)			400,000
Due November 19, 2034 (EUR)			648,900
Total Pro Rata Debt			8,021,118

Total Capitalization			$21,840,677
________
(a)Excludes unamortized discount, net totaling $41.4 million and unamortized deferred financing costs totaling $30.3 million as of March 31, 2025.

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W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2025

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2025.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$252,102	4.7%	$70,479	5.0%	$66,710	4.3%	$389,291	4.9%	4.7%	1.5
Floating	—	—%	33,431	4.6%	—	—%	33,431	0.4%	4.6%	1.1
Total Pro Rata Non-Recourse Debt	252,102	4.7%	103,910	4.9%	66,710	4.3%	422,722	5.3%	4.7%	1.5

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 9, 2026	—	—%	540,750	2.3%	—	—%	540,750	6.7%	2.3%	1.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.4%	4.3%	1.5
Due April 15, 2027	—	—%	540,750	2.1%	—	—%	540,750	6.7%	2.1%	2.0
Due April 15, 2028	—	—%	540,750	1.4%	—	—%	540,750	6.7%	1.4%	3.0
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.1%	3.9%	4.3
Due September 28, 2029	—	—%	162,225	3.4%	—	—%	162,225	2.0%	3.4%	4.5
Due June 1, 2030	—	—%	567,788	1.0%	—	—%	567,788	7.1%	1.0%	5.2
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	6.2%	2.4%	5.8
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.4%	2.5%	6.8
Due July 23, 2032	—	—%	702,975	4.3%	—	—%	702,975	8.8%	4.3%	7.3
Due September 28, 2032	—	—%	216,300	3.7%	—	—%	216,300	2.7%	3.7%	7.5
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.3%	2.3%	8.0
Due June 30, 2034	400,000	5.4%	—	—%	—	—%	400,000	5.0%	5.4%	9.3
Due November 19, 2034	—	—%	648,900	3.7%	—	—%	648,900	8.1%	3.7%	9.6
Total Senior Unsecured Notes	2,350,000	3.4%	3,920,438	2.6%	—	—%	6,270,438	78.2%	2.9%	5.5
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (e)	—	—%	540,750	2.8%	—	—%	540,750	6.7%	2.8%	4.1
Unsecured term loan (due February 14, 2028) (e)	—	—%	—	—%	349,557	4.7%	349,557	4.4%	4.7%	2.9
Floating:
Unsecured term loan (due February 14, 2028) (f)	—	—%	232,522	3.2%	—	—%	232,522	2.9%	3.2%	2.9
Unsecured revolving credit facility (due February 14, 2029) (g)	189,000	5.0%	—	—%	16,129	1.5%	205,129	2.5%	4.8%	3.9
Total Recourse Debt	2,539,000	3.5%	4,693,710	2.7%	365,686	4.6%	7,598,396	94.7%	3.0%	5.1

Total Pro Rata Debt Outstanding	$2,791,102	3.6%	$4,797,620	2.7%	$432,396	4.5%	$8,021,118	100.0%	3.1%	4.9
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone, Canadian dollar and Japanese yen.
(b)Debt data is presented on a pro rata basis as of March 31, 2025. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $41.4 million and unamortized deferred financing costs totaling $30.3 million as of March 31, 2025.
(d)Includes $78.0 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Interest rate swap expiration date is December 31, 2027.
(f)We incurred interest at EURIBOR, plus 0.80% on this Unsecured term loan as of March 31, 2025.
(g)We incurred interest on our Unsecured revolving credit facility at SOFR or TIBOR, plus 0.725% for all base rates as of March 31, 2025. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.8 billion as of March 31, 2025.

Investing for the Long Run® | 13

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2025

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2025.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2025	25	$11,274	4.4%	$139,207	$139,884	1.7%
2026	36	26,906	4.9%	150,348	158,190	2.1%
2027	3	1,247	4.2%	28,221	28,634	0.4%
2028	5	13,060	5.0%	70,902	78,312	1.0%
2029	3	1,435	4.0%	10,931	11,921	0.1%
2031	1	1,131	6.0%	36	2,309	—%
2033	1	2,393	5.6%	1,671	3,472	—%
Total Pro Rata Non-Recourse Debt	74	$57,446	4.7%	$401,316	422,722	5.3%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 9, 2026 (EUR)			2.3%		540,750	6.7%
Due October 1, 2026 (USD)			4.3%		350,000	4.4%
Due April 15, 2027 (EUR)			2.1%		540,750	6.7%
Due April 15, 2028 (EUR)			1.4%		540,750	6.7%
Due July 15, 2029 (USD)			3.9%		325,000	4.1%
Due September 28, 2029 (EUR)			3.4%		162,225	2.0%
Due June 1, 2030 (EUR)			1.0%		567,788	7.1%
Due February 1, 2031 (USD)			2.4%		500,000	6.2%
Due February 1, 2032 (USD)			2.5%		350,000	4.4%
Due July 23, 2032 (EUR)			4.3%		702,975	8.8%
Due September 28, 2032 (EUR)			3.7%		216,300	2.7%
Due April 1, 2033 (USD)			2.3%		425,000	5.3%
Due June 30, 2034 (USD)			5.4%		400,000	5.0%
Due November 19, 2034 (EUR)			3.7%		648,900	8.1%
Total Senior Unsecured Notes			2.9%		6,270,438	78.2%
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (d)			2.8%		540,750	6.7%
Unsecured term loan (due Feb 14, 2028) (d)			4.7%		349,557	4.4%
Floating:
Unsecured term loan (due February 14, 2028) (e)			3.2%		232,522	2.9%
Unsecured revolving credit facility (due February 14, 2029) (f)			4.8%		205,129	2.5%
Total Recourse Debt			3.0%		7,598,396	94.7%

Total Pro Rata Debt Outstanding			3.1%		$8,021,118	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis as of March 31, 2025. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $41.4 million and unamortized deferred financing costs totaling $30.3 million as of March 31, 2025.
(d)Interest rate swap expiration date is December 31, 2027.
(e)We incurred interest at EURIBOR, plus 0.80% on this Unsecured term loan as of March 31, 2025.
(f)We incurred interest on our Unsecured revolving credit facility at SOFR or TIBOR, plus 0.725% for all base rates as of March 31, 2025. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.8 billion as of March 31, 2025.

Investing for the Long Run® | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2025

Senior Unsecured Notes
As of March 31, 2025.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Mar. 31, 2025
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	39.7%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	1.7%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.1x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	244.8%

Investing for the Long Run® | 15

W. P. Carey Inc.
Real Estate
First Quarter 2025

Investing for the Long Run® | 16

W. P. Carey Inc.
Real Estate – First Quarter 2025

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the three months ended March 31, 2025.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q25
Reddy Ice LLC (59 properties)	Various, United States	Industrial, Warehouse	Feb-25	$136,022	Sale-leaseback	20	1,072,575
Las Vegas Retail Complex	Las Vegas, NV	Retail	Feb-25	5,000	47.5% Joint Venture Acquisition	8	75,255
Dollar General Corporation (4 properties)	Various, United States	Retail	Mar-25	8,474	Acquisition	15	42,388
Ernest Health Holdings, LLC	Mishawaka, IN	Specialty (Healthcare)	Mar-25	31,762	Acquisition	15	55,210
Majestic Steel USA, Inc. (b)	Blytheville, AR	Industrial	Mar-25	91,910	Sale-leaseback	24	513,633
Year-to-Date Total				273,168		16	1,759,061

		Property Type	Loan Origination	Expected Funding Completion	Funding		Outstanding	Maximum Commitment
Description	Property Location				Current Quarter	Year to Date
Construction Loan
SW Corner of Las Vegas & Harmon (c) (d)	Las Vegas, NV	Retail	Jun-21	2025	$1,170	$1,170	$243,884	$256,887
SE Corner of Las Vegas & Harmon (e)	Las Vegas, NV	Retail	Nov-24	2025	45	45	16,856	23,449
SE Corner of Las Vegas & Elvis Presley (e)	Las Vegas, NV	Retail	Nov-24	2025	761	761	15,807	25,000
Total					1,976	1,976	276,547	305,336

Year-to-Date Total Investment Volume						$275,144
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)This investment is accounted for as a loan receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases
(c)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Earnings from equity method investments on our consolidated statements of income.
(d)Loan outstanding and maximum commitment reflect a repayment of $5.0 million to us during the three months ended March 31, 2025.
(e)These construction loans are accounted for as secured loans receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Income from finance leases and loans receivable on our consolidated statements of income.

Investing for the Long Run® | 17

W. P. Carey Inc.
Real Estate – First Quarter 2025

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Additional Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Mar. 31, 2025 (c)	Total Funded Through Mar. 31, 2025	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Tidal Wave Auto Spa (d)	New Hartford, NY	Purchase Commitment	Retail (Car Wash)	Q2 2025	3,600	19	$—	$—	$5,077	$5,077
ABC Technologies Holdings Inc. (e)	Galeras, Mexico	Expansion	Industrial	Q2 2025	60,181	18	1,270	3,212	1,631	4,900
Sumitomo Heavy Industries, LTD.	Bedford, MA	Redevelopment	Research and Development	Q3 2025	N/A	15	3,127	16,935	27,205	44,140
Janus International Group, Inc. (e)	Surprise, AZ	Build-to-Suit	Industrial	Q3 2025	131,753	20	5,097	9,924	11,649	21,713
Hedin Mobility Group AB (f)	Amsterdam, The Netherlands	Renovation	Retail	Q4 2025	39,826	22	—	—	16,223	16,223
EOS Fitness OPCO Holdings, LLC (e)	Surprise, AZ	Build-to-Suit	Retail	Q4 2025	40,000	20	2,593	2,593	9,396	12,000
Fraikin SAS (f)	Various, France	Renovation	Industrial	Q4 2025	N/A	17	1,179	3,254	4,208	7,462
Various	Various, United States	Solar Projects	Various	Various	N/A	N/A	3,133	4,000	1,587	5,587
Expected Completion Date 2025 Total					275,360	18	16,399	39,918	76,976	117,102

Scania CV AB (f)	Oskarshamn, Sweden	Build-to-Suit	Warehouse	Q1 2026	204,645	15	2	13	16,097	16,110
Bear Holdings, LP	Billings, MT	Build-to-Suit	Education	Q2 2026	57,000	25	—	2,508	22,492	25,000
ABC Technologies Holdings Inc. (f) (g)	Brampton, Canada	Build-to-Suit	Industrial	Q4 2026	110,456	20	—	—	17,091	17,091
Expected Completion Date 2026 Total					372,101	21	2	2,521	55,680	58,201

Capital Investments and Commitments Total					647,461	19	$16,401	$42,439	$132,656	$175,303
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Total funding during the three months ended March 31, 2025 excludes $0.6 million spent on pre-development work for potential projects in various phases.
(d)Project will be funded upon completion and is contingent on building being constructed according to our standards.
(e)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.
(f)Commitment amounts are based on the applicable exchange rate at period end.
(g)Project is contingent on securing certain construction permits.

Investing for the Long Run® | 18

W. P. Carey Inc.
Real Estate – First Quarter 2025

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2025.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q25
Hedin Mobility Group AB (2 properties) (a)	Eindhoven and Amsterdam, The Netherlands	$16,593	Jan-25	Retail	136,465
Pendragon PLC (a)	Derby, United Kingdom	2,158	Jan-25	Retail	34,764
Pendragon PLC (a)	Newport, United Kingdom	752	Jan-25	Retail	3,868
Vacant (formerly Pendragon PLC) (a)	Milton Keynes, United Kingdom	6,560	Feb-25	Retail	25,942
Pendragon PLC (a)	Portsmouth, United Kingdom	1,506	Feb-25	Retail	28,638
Vacant (former Prima Wawona Packing Co., LLC)	Reedley, CA	21,500	Mar-25	Warehouse	325,981
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Gronau, Germany	3,569	Mar-25	Retail	45,876
Belk, Inc.	Jonesville, SC	77,194	Mar-25	Warehouse	861,141
Year-to-Date Total Dispositions		$129,832			1,462,675
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – First Quarter 2025

Joint Ventures
Dollars in thousands. As of March 31, 2025.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Las Vegas Retail Complex (e)	Net lease	47.50%	$243,884	$22,144	$115,845	$10,519
Harmon Retail Corner	Common equity interest	15.00%	143,000	—	21,450	—
Kesko Senukai (f)	Net lease	70.00%	95,518	16,664	66,862	11,665
Total Unconsolidated Joint Ventures			482,402	38,808	204,157	22,184

Consolidated Joint Ventures
COOP Ost SA (f)	Net lease	90.10%	51,644	6,683	46,532	6,022
Fentonir Trading & Investments Limited (f)	Net lease	94.90%	—	2,641	—	2,506
McCoy-Rockford, Inc.	Net lease	90.00%	—	972	—	875
State of Iowa Board of Regents	Net lease	90.00%	—	643	—	578
Total Consolidated Joint Ventures			51,644	10,939	46,532	9,981
Total Unconsolidated and Consolidated Joint Ventures			$534,046	$49,747	$250,689	$32,165
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.1 million and unamortized deferred financing costs totaling $0.3 million as of March 31, 2025.
(c)Excludes unamortized discount, net totaling $0.1 million and unamortized deferred financing costs totaling less than $0.1 million as of March 31, 2025.
(d)Excludes ownership of limited partnership units of Carey European Student Housing Fund I, L.P. (an affiliate), which is accounted for as an equity method investment.
(e)Debt outstanding for this investment is comprised of a construction loan, which is excluded from our pro rata debt outstanding disclosed in the Debt Overview and Debt Maturity sections. See the Investment Activity – Investment Volume section for additional information about this investment. The asset is currently in lease-up and ABR reflects the current in-place leases. It does not reflect certain non-reimbursed expenses associated with the property, revenue generated from signage or interest income from our construction loan to the Las Vegas Retail Complex.
(f)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – First Quarter 2025

Top 25 Tenants
Dollars in thousands. Pro rata. As of March 31, 2025.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	39	$37,640	2.7%	24.4
Apotex Pharmaceutical Holdings Inc. (a)	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer	11	32,473	2.3%	18.0
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business retail stores in Italy leased to cash and carry wholesaler	19	28,391	2.0%	4.9
Fortenova Grupa d.d. (b)	Grocery stores and one warehouse in Croatia leased to European food retailer	19	26,144	1.9%	9.1
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (c)	Retail properties in Germany leased to German DIY retailer	34	25,798	1.8%	18.9
OBI Group (b)	Retail properties in Poland leased to German DIY retailer	26	25,258	1.8%	6.1
ABC Technologies Holdings Inc. (a) (d)	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier	23	24,978	1.8%	18.1
Fedrigoni S.p.A (b)	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	23,100	1.7%	18.7
Nord Anglia Education, Inc.	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	22,963	1.6%	18.5
Eroski Sociedad Cooperative (b)	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	21,972	1.6%	11.0
Top 10 Total		253	268,717	19.2%	15.2
Quikrete Holdings, Inc. (b)	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	20,209	1.4%	18.2
Berry Global Inc.	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	19,920	1.4%	13.5
Advance Auto Parts, Inc.	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	28	18,980	1.4%	7.8
Do It Best Corp. (formerly True Value Company, LLC)	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler	9	18,868	1.4%	13.3
Kesko Senukai (b)	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	18,316	1.3%	6.9
Pendragon PLC (b)	Dealerships in the United Kingdom leased to automotive retailer	47	18,046	1.3%	13.4
Hearthside Food Solutions LLC	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	17,206	1.2%	17.3
Koninklijke Jumbo Food Groep B.V (b)	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	15,548	1.1%	6.8
Dollar General Corporation	Retail properties in the U.S. leased to discount retailer	110	14,836	1.1%	14.1
Danske Fragtmaend Ejendomme A/S (b)	Distribution facilities in Denmark leased to Danish freight company	15	13,909	1.0%	11.9
Top 20 Total		540	444,555	31.8%	14.1
Dick’s Sporting Goods, Inc.	Retail properties and single distribution facility in the U.S. leased to sporting goods retailer	9	13,616	1.0%	6.4
Intergamma Bouwmarkten B.V. (b)	Retail properties in the Netherlands leased to European DIY retailer	36	13,297	1.0%	8.3
Lineage	Cold storage warehouse facilities in the Los Angeles and San Francisco areas leased to publicly traded cold storage REIT	4	11,862	0.8%	5.7
Henkel AG & Co. KGaA	Distribution facility in Kentucky leased to global provider of consumer products and adhesives	1	11,624	0.8%	17.1
Orgill, Inc.	Distribution facilities in the U.S. leased to global hardware distributor	4	10,987	0.8%	17.2
Top 25 Total (e)		594	$505,941	36.2%	13.7
________
(a)ABR from these properties is denominated in U.S. dollars.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)On March 28, 2025, we executed an agreement giving us the right to terminate the leases at (i) seven properties on September 15, 2025 with ABR totaling $4.8 million and (ii) five properties on September 15, 2026 with ABR totaling $3.3 million.
(d)Of the 23 properties leased to ABC Technologies Holdings Inc., nine are located in Canada, eight are located in the United States, and six are located in Mexico.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – First Quarter 2025

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2025.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$358,431	25.6%	56,827	32.2%
Warehouse	225,199	16.1%	43,374	24.5%
Retail (b)	109,319	7.8%	5,056	2.9%
Other (c)	162,682	11.6%	9,223	5.2%
U.S. Total	855,631	61.1%	114,480	64.8%

International
Industrial	153,631	11.0%	20,587	11.6%
Warehouse	145,321	10.4%	22,211	12.6%
Retail (b)	205,086	14.7%	17,331	9.8%
Other (c)	39,614	2.8%	2,130	1.2%
International Total	543,652	38.9%	62,259	35.2%

Total
Industrial	512,062	36.6%	77,414	43.8%
Warehouse	370,520	26.5%	65,585	37.1%
Retail (b)	314,405	22.5%	22,387	12.7%
Other (c)	202,296	14.4%	11,353	6.4%
Total (d)	$1,399,283	100.0%	176,739	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, specialty, self-storage (net lease), laboratory, research and development, hotel (net lease), office and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – First Quarter 2025

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2025.

	Total Net-Lease Portfolio
Industry Type (a)	ABR	ABR %	Square Footage	Square Footage %
Food Retail	$139,931	10.0%	11,744	6.7%
Packaged Foods & Meats	113,745	8.1%	14,962	8.5%
Home Improvement Retail	99,412	7.1%	13,021	7.4%
Auto Parts & Equipment	78,286	5.6%	11,941	6.8%
Automotive Retail	74,617	5.3%	7,038	4.0%
Education Services	59,066	4.2%	2,778	1.6%
Pharmaceuticals	46,863	3.3%	3,076	1.7%
Air Freight & Logistics	42,850	3.1%	7,075	4.0%
Trading Companies & Distributors	42,526	3.0%	9,780	5.5%
Self-Storage REITs	37,640	2.7%	2,824	1.6%
Diversified Support Services	35,475	2.5%	3,266	1.9%
Building Products	35,011	2.5%	7,643	4.3%
Other Specialty Retail	31,710	2.3%	3,936	2.2%
Industrial Machinery	31,181	2.2%	5,045	2.9%
Metal & Glass Containers	30,208	2.2%	4,301	2.4%
Construction Materials	23,123	1.7%	3,781	2.1%
Paper Products	23,100	1.7%	4,458	2.5%
Construction Machinery	18,405	1.3%	2,528	1.4%
Leisure Facilities	17,583	1.3%	645	0.4%
Diversified Metals	16,992	1.2%	3,622	2.1%
Consumer Staples Merchandise Retail	16,924	1.2%	1,456	0.8%
Specialized Consumer Services	16,305	1.2%	571	0.3%
Commodity Chemicals	16,133	1.2%	2,493	1.4%
Specialty Chemicals	15,773	1.1%	2,725	1.5%
Hotels & Resorts	15,473	1.1%	1,073	0.6%
Other (62 industries, each <1% ABR) (b)	320,951	22.9%	44,957	25.4%
Total (c)	$1,399,283	100.0%	176,739	100.0%
________
(a)Industry classification is based on the Global Industry Classification Standard (GICS) framework.
(b)Includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – First Quarter 2025

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2025.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$62,855	4.5%	9,945	5.6%
Ohio	42,707	3.0%	8,396	4.8%
Indiana	39,507	2.8%	6,162	3.5%
Michigan	28,024	2.0%	4,600	2.6%
Wisconsin	19,568	1.4%	3,340	1.9%
Other (b)	51,326	3.7%	7,227	4.1%
Total Midwest	243,987	17.4%	39,670	22.5%
South
Texas	85,530	6.1%	10,780	6.1%
Florida	39,702	2.8%	3,426	1.9%
Georgia	25,279	1.8%	4,378	2.5%
Tennessee	24,602	1.8%	4,004	2.3%
Alabama	23,966	1.7%	3,504	2.0%
Other (b)	26,374	1.9%	3,025	1.7%
Total South	225,453	16.1%	29,117	16.5%
East
North Carolina	42,775	3.0%	8,858	5.0%
Pennsylvania	32,412	2.3%	3,416	1.9%
Kentucky	29,225	2.1%	4,485	2.5%
New York	22,555	1.6%	2,284	1.3%
South Carolina	19,694	1.4%	4,485	2.5%
New Jersey	19,053	1.4%	955	0.6%
Massachusetts	16,623	1.2%	1,188	0.7%
Other (b)	34,782	2.5%	5,287	3.0%
Total East	217,119	15.5%	30,958	17.5%
West
California	63,109	4.5%	5,137	2.9%
Arizona	22,114	1.6%	2,372	1.3%
Nevada	17,578	1.3%	485	0.3%
Utah	14,700	1.0%	2,021	1.1%
Other (b)	51,571	3.7%	4,720	2.7%
Total West	169,072	12.1%	14,735	8.3%
U.S. Total	855,631	61.1%	114,480	64.8%
International
The Netherlands	62,349	4.5%	6,917	3.9%
Poland	60,778	4.3%	8,460	4.8%
Italy	59,871	4.3%	8,183	4.6%
Canada (c)	54,144	3.9%	5,449	3.1%
Germany	50,872	3.6%	5,795	3.3%
United Kingdom	50,768	3.6%	4,412	2.5%
Spain	36,375	2.6%	3,073	1.7%
Croatia	26,992	1.9%	2,063	1.2%
Denmark	25,433	1.8%	3,002	1.7%
France	23,043	1.7%	1,679	1.0%
Mexico (d)	21,716	1.6%	3,604	2.0%
Other (e)	71,311	5.1%	9,622	5.4%
International Total	543,652	38.9%	62,259	35.2%
Total (f)	$1,399,283	100.0%	176,739	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Minnesota, Iowa, Kansas, Missouri, Nebraska, South Dakota and North Dakota. Other properties within South include assets in Arkansas, Louisiana, Oklahoma and Mississippi. Other properties within East include assets in Virginia, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Oregon, Colorado, Washington, Montana, Hawaii, Idaho, Wyoming and New Mexico.
(c)$48.9 million (90%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)All ABR from properties in Mexico is denominated in U.S. dollars.
(e)Includes assets in Lithuania, Belgium, Hungary, Norway, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan, Finland and Estonia.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – First Quarter 2025

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2025.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$432,914	30.9%	43,414	24.5%
Capped CPI	264,271	18.9%	38,342	21.7%
CPI-linked	697,185	49.8%	81,756	46.2%
Fixed	650,719	46.5%	88,496	50.1%
Other (a)	45,350	3.3%	3,252	1.8%
None	6,029	0.4%	298	0.2%
Vacant	—	—%	2,937	1.7%
Total (b)	$1,399,283	100.0%	176,739	100.0%
________
(a)Represents leases which include a percentage rent component. Includes $37.6 million (2.7%) of ABR from a tenant (Extra Space Storage, Inc.), which has both a percentage rent component and annual fixed rent increases in its lease.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – First Quarter 2025

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases on our net leased properties that were continuously in place during the period from March 31, 2024 to March 31, 2025. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2025.

	ABR
	As of
	Mar. 31, 2025	Mar. 31, 2024	Increase	% Increase
Property Type
Industrial	$431,521	$420,510	$11,011	2.6%
Warehouse	335,566	328,906	6,660	2.0%
Retail (a)	270,602	264,352	6,250	2.4%
Other (b)	145,744	141,774	3,970	2.8%
Total	$1,183,433	$1,155,542	$27,891	2.4%

Rent Adjustment Measure
Uncapped CPI	$405,319	$393,478	$11,841	3.0%
Capped CPI	251,519	246,225	5,294	2.2%
CPI-linked	656,838	639,703	17,135	2.7%
Fixed	514,617	503,861	10,756	2.1%
Other (c)	7,545	7,545	—	—%
None	4,433	4,433	—	—%
Total	$1,183,433	$1,155,542	$27,891	2.4%

Geography
U.S.	$675,809	$660,421	$15,388	2.3%
Europe	435,188	424,668	10,520	2.5%
Other International (d)	72,436	70,453	1,983	2.8%
Total	$1,183,433	$1,155,542	$27,891	2.4%

Same-Store Portfolio Summary
Number of properties	1,141
Square footage (in thousands)	149,880

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – First Quarter 2025

Comprehensive Same-Store Growth

Same-store portfolio includes net leased properties that were continuously owned and in place during the quarter ended March 31, 2024 through March 31, 2025 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended March 31, 2025. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Mar. 31, 2025	Mar. 31, 2024	Increase	% Increase
Property Type
Industrial	$109,400	$105,832	$3,568	3.4%
Warehouse	86,033	84,545	1,488	1.8%
Retail (a)	68,549	61,514	7,035	11.4%
Other (b)	41,756	40,653	1,103	2.7%
Total	$305,738	$292,544	$13,194	4.5%

Rent Adjustment Measure
Uncapped CPI	$103,677	$95,359	$8,318	8.7%
Capped CPI	58,309	57,134	1,175	2.1%
CPI-linked	161,986	152,493	9,493	6.2%
Fixed	134,010	130,915	3,095	2.4%
Other (c)	8,304	7,766	538	6.9%
None	1,438	1,370	68	5.0%
Total	$305,738	$292,544	$13,194	4.5%

Geography
U.S.	$184,737	$178,774	$5,963	3.3%
Europe	103,065	96,280	6,785	7.0%
Other International (d)	17,936	17,490	446	2.6%
Total	$305,738	$292,544	$13,194	4.5%

Same-Store Portfolio Summary
Number of properties	1,208
Square footage (in thousands)	159,009

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – First Quarter 2025

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Mar. 31, 2025	Mar. 31, 2024
Consolidated Lease Revenues
Total lease revenues – as reported	$353,768	$322,251
Income from finance leases and loans receivable	17,458	25,793
Less: Reimbursable tenant costs – as reported	(17,092)	(12,973)
Less: Income from secured loans receivable	(607)	(1,965)
	353,527	333,106

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	4,236	2,952
Less: Pro rata share of adjustments for noncontrolling interests	(188)	(184)
	4,048	2,768

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,033)	(19,553)
Add: Above- and below-market rent intangible lease amortization	1,123	4,068
Less: Adjustments for pro rata ownership	(50)	(434)
	(17,960)	(15,919)

Adjustment to normalize for (i) properties not continuously owned since January 1, 2024 and (ii) constant currency presentation for prior year quarter (e)	(33,877)	(27,411)

Same-Store Pro Rata Rental Income	$305,738	$292,544
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, specialty, self-storage (net lease), laboratory, research and development, hotel (net lease), office and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico, Mauritius and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended March 31, 2024 through March 31, 2025. In addition, for the three months ended March 31, 2024, an adjustment is made to reflect average exchange rates for the three months ended March 31, 2025 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – First Quarter 2025

Leasing Activity
Dollars in thousands. For the three months ended March 31, 2025, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease	New Lease (b)	Rent Recapture			Incremental Lease Term
Industrial	755,354	3	$2,660	$3,300	124.1%	$2,300	$—	10.1 years
Warehouse	2,462,080	7	15,161	15,513	102.3%	1,500	299	5.6 years
Retail	732,939	6	7,241	7,104	98.1%	—	—	5.7 years
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average	3,950,373	16	$25,062	$25,917	103.4%	$3,800	$299	6.2 years

Q1 Summary
Prior Lease ABR (% of Total Portfolio)			1.8%

New Leases				Property and Tenant Improvements (c)	Leasing Commissions
ABR
Property Type	Square Feet	Number of Leases	New Lease (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	—	—	—	—	—	N/A
Retail	6,365	1	81	—	—	7.0 years
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	6,365	1	$81	$—	$—	7.0 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Property and tenant improvements include the estimated landlord obligations in connection with the signing of the lease.
(d)Weighted average refers to the new lease term.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – First Quarter 2025

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of March 31, 2025.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2025	14	12	$17,456	1.3%	2,458	1.4%
2026	25	24	40,847	2.9%	5,959	3.4%
2027	45	28	63,900	4.6%	7,236	4.1%
2028	44	27	59,162	4.2%	5,340	3.0%
2029	59	32	73,378	5.2%	8,484	4.8%
2030	35	30	38,875	2.8%	3,874	2.2%
2031	44	25	83,715	6.0%	10,112	5.7%
2032	45	24	47,809	3.4%	6,080	3.4%
2033	32	25	81,215	5.8%	11,790	6.7%
2034	59	27	90,878	6.5%	9,464	5.3%
2035	22	18	39,787	2.8%	7,045	4.0%
2036	45	20	76,370	5.5%	10,865	6.1%
2037	41	18	45,625	3.3%	6,826	3.9%
2038	47	14	26,883	1.9%	2,806	1.6%
Thereafter (>2038)	351	122	613,383	43.8%	75,463	42.7%
Vacant	—	—	—	—%	2,937	1.7%
Total (b)	908		$1,399,283	100.0%	176,739	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – First Quarter 2025

Self-Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of March 31, 2025.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	20	14,750	1,594	28.0%	89.3%
Texas	14	8,000	995	17.4%	84.4%
Illinois	10	4,822	666	11.7%	89.9%
California	8	5,440	677	11.9%	94.5%
Georgia	5	2,060	250	4.4%	87.9%
Nevada	3	2,423	243	4.3%	86.1%
Delaware	3	1,678	241	4.2%	92.8%
Hawaii	2	956	95	1.7%	93.2%
Tennessee	2	886	122	2.1%	91.2%
North Carolina	1	947	121	2.1%	93.5%
Washington, DC	1	880	67	1.2%	93.3%
Arkansas	1	843	115	2.0%	67.3%
New York	1	793	61	1.1%	76.7%
Kentucky	1	762	121	2.1%	94.6%
Ohio	1	598	73	1.3%	88.2%
Louisiana	1	541	59	1.0%	89.1%
South Carolina	1	490	63	1.1%	95.4%
Massachusetts	1	482	58	1.0%	90.9%
Oregon	1	442	40	0.7%	95.2%
Missouri	1	329	41	0.7%	95.4%
Total (a)	78	48,122	5,702	100.0%	89.0%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 31

W. P. Carey Inc.
Appendix
First Quarter 2025

Investing for the Long Run® | 32

W. P. Carey Inc.
Appendix – First Quarter 2025

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended Mar. 31, 2025
Consolidated Lease Revenues
Total lease revenues – as reported	$353,768
Income from finance leases and loans receivable – as reported	17,458
Less: Income from secured loans receivable	(607)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	17,092
Non-reimbursable property expenses – as reported	11,706
341,821

Plus: NOI from Operating Properties
Self-storage revenues	21,689
Self-storage expenses	(8,110)
13,579

Hotel revenues	8,181
Hotel expenses	(6,997)
1,184

Student housing and other revenues	3,224
Student housing and other expenses	(1,407)
1,817

358,401

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	4,122
Less: Pro rata share of NOI attributable to noncontrolling interests	(184)
3,938

362,339

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,033)
Add: Above- and below-market rent intangible lease amortization	1,123
Add: Other non-cash items	511
(17,399)

Pro Rata Cash NOI (a)	344,940

Adjustment to normalize for investments and dispositions (b)	7,132

Normalized Pro Rata Cash NOI (a)	$352,072

Investing for the Long Run® | 33

W. P. Carey Inc.
Appendix – First Quarter 2025

The following table presents a reconciliation from Net income attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Mar. 31, 2025
Net Income Attributable to W. P. Carey
Net income attributable to W. P. Carey – as reported	$125,824
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	218,474
Less: Operating property expenses – as reported	(16,544)
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,706)
190,224

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses) – as reported	53,936
Less: Reimbursable property expenses – as reported	(17,092)
Add: Provision for income taxes – as reported	11,632
Less: Other lease-related income – as reported	(3,121)
Less: Asset management fees revenue – as reported	(1,350)
Less: Other advisory income and reimbursements – as reported	(1,067)
42,938

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(19,033)
Adjustment to normalize for investments and dispositions (b)	7,132
Add: Adjustments for pro rata ownership	3,955
Add: Above- and below-market rent intangible lease amortization	1,123
Less: Income from secured loans receivable	(607)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	516
(6,914)

Normalized Pro Rata Cash NOI (a)	$352,072
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended March 31, 2025, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended March 31, 2025, the adjustment eliminates our pro rata share of cash NOI for the period. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period.

Investing for the Long Run® | 34

W. P. Carey Inc.
Appendix – First Quarter 2025

Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Net income	$125,816	$47,038	$111,652	$142,854	$159,086

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	129,607	115,770	115,705	137,481	118,768
Interest expense	68,804	70,883	72,526	65,307	68,651
Gain on sale of real estate, net	(43,777)	(4,480)	(15,534)	(39,363)	(15,445)
Other (gains) and losses (b)	42,197	77,224	77,107	(2,504)	(13,839)
Straight-line and other leasing and financing adjustments (c)	(19,033)	(24,849)	(21,187)	(15,310)	(19,553)
Provision for income taxes	11,632	7,772	9,044	6,219	8,674
Stock-based compensation expense	9,148	9,667	13,468	8,903	8,856
Impairment charges — real estate	6,854	27,843	—	15,752	—
Above- and below-market rent intangible lease amortization	1,123	10,047	6,263	5,766	4,068
Merger and other expenses (d)	556	(484)	283	206	4,452
Other amortization and non-cash charges	442	436	459	454	448
Gain on change in control of interests (e)	—	—	(31,849)	—	—
	207,553	289,829	226,285	182,911	165,080

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,309	5,975	1,312	1,242	2,814
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(179)	(214)	(213)	(234)	(154)
	2,130	5,761	1,099	1,008	2,660

Adjusted EBITDA (f)	$335,499	$342,628	$339,036	$326,773	$326,826
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, foreign currency exchange rate movements and changes in the non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses. Amount for the three months ended December 31, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million. Amount for the three months ended September 30, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $43.6 million.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.
(e)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(f)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – First Quarter 2025

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

Same-Store Pro Rata Rental Income

Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI

Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – First Quarter 2025

Normalized Pro Rata Cash NOI

Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

Adjusted EBITDA

We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.

Cash Interest Expense

Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.

Cash Interest Expense Coverage Ratio

Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of March 31, 2025 is equal to $262.6 million, comprised of interest expense calculated in accordance with GAAP ($277.5 million), plus capitalized interest ($1.0 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($19.0 million), adjusted for pro rata ownership ($3.3 million).

Other Metrics

Pro Rata Metrics

This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.

ABR

ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of March 31, 2025. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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